                                                                     EXHIBIT 4


    INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES
    -------------------------------------------------------------------------



1. Note Agreement dated September 1, 1990 re: Senior Notes due September 15, 2000, which document is incorporated by reference to Annual Report on Form 10-K filed with the Commission for Registrant's fiscal year ended November 30, 1990.

2. Note Agreement dated November 15, 1991 re: Senior Notes due November 15, 1998, which document is incorporated by reference to Annual Report on Form 10-K filed with the Commission for Registrant's fiscal year ended November 30, 1991.

3. Note Purchase Agreement dated August 28, 1996 re: Senior Notes due September 1, 2006, with form of Note attached.


The Company agrees to provide to the Securities and Exchange Commission, on request, copies of instruments defining the rights of security holders of long-term debt of the Company.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                           AMERON INTERNATIONAL CORPORATION







                 $50,000,000 7.92% Senior Notes due September 1, 2006





                                     ------------

                               NOTE PURCHASE AGREEMENT

                                     ------------




                                Dated August 28, 1996

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                 TABLE OF CONTENTS

SECTION                                                                     PAGE
-------                                                                     ----

1.   AUTHORIZATION OF NOTES . . . . . . . . . . . . . . . . . . . . . . . .   1

2.   SALE AND PURCHASE OF NOTES . . . . . . . . . . . . . . . . . . . . . .   1

3.   CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

4.   CONDITIONS TO CLOSING  . . . . . . . . . . . . . . . . . . . . . . . .   2

     4.1.  Representations and Warranties . . . . . . . . . . . . . . . . .   2
     4.2.  Performance; No Default. . . . . . . . . . . . . . . . . . . . .   2
     4.3.  Compliance Certificates. . . . . . . . . . . . . . . . . . . . .   2
     4.4.  Opinions of Counsel. . . . . . . . . . . . . . . . . . . . . . .   3
     4.5.  Purchase Permitted By Applicable Law, etc. . . . . . . . . . . .   3
     4.6.  Sale of Other Notes. . . . . . . . . . . . . . . . . . . . . . .   3
     4.7.  Payment of Special Counsel Fees. . . . . . . . . . . . . . . . .   4
     4.8.  Private Placement Number . . . . . . . . . . . . . . . . . . . .   4
     4.9.  Changes in Corporate Structure . . . . . . . . . . . . . . . . .   4
     4.10. Company Documents  . . . . . . . . . . . . . . . . . . . . . . .   4
     4.11. Proceedings and Documents  . . . . . . . . . . . . . . . . . . .   4

5.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY. . . . . . . . . . . . .   5

     5.1.  Organization; Power and Authority. . . . . . . . . . . . . . . .   5
     5.2.  Authorization, etc.  . . . . . . . . . . . . . . . . . . . . . .   5
     5.3.  Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     5.4.  Organization and Ownership of Shares of
           Subsidiaries; Affiliates . . . . . . . . . . . . . . . . . . . .   6
     5.5.  Financial Statements . . . . . . . . . . . . . . . . . . . . . .   6
     5.6.  Compliance with Laws, Other Instruments, etc.  . . . . . . . . .   7
     5.7.  Governmental Authorizations, etc.  . . . . . . . . . . . . . . .   7
     5.8.  Litigation; Observance of Agreements, Statutes and Orders. . . .   7
     5.9.  Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     5.10. Title to Property; Leases. . . . . . . . . . . . . . . . . . . .   8
     5.11. Licenses, Permits, etc . . . . . . . . . . . . . . . . . . . . .   8
     5.12. Compliance with ERISA  . . . . . . . . . . . . . . . . . . . . .   8
     5.13. Private Offering by the Company  . . . . . . . . . . . . . . . .   9
     5.14. Use of Proceeds; Margin Regulations  . . . . . . . . . . . . . .  10
     5.15. Existing Debt; Future Liens  . . . . . . . . . . . . . . . . . .  10
     5.16. Foreign Assets Control Regulations, etc. . . . . . . . . . . . .  10
     5.17. Status under Certain Statutes  . . . . . . . . . . . . . . . . .  11

     5.18. Environmental Matters  . . . . . . . . . . . . . . . . . . . . .  11

6.   REPRESENTATIONS OF THE PURCHASER . . . . . . . . . . . . . . . . . . .  11

     6.1.  Purchase for Investment. . . . . . . . . . . . . . . . . . . . .  11
     6.2.  Source of Funds. . . . . . . . . . . . . . . . . . . . . . . . .  12

7.   INFORMATION AS TO COMPANY  . . . . . . . . . . . . . . . . . . . . . .  13

     7.1.  Financial and Business Information . . . . . . . . . . . . . . .  13
     7.2.  Officer's Certificate. . . . . . . . . . . . . . . . . . . . . .  16
     7.3.  Inspection . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

8.   PREPAYMENT OF THE NOTES  . . . . . . . . . . . . . . . . . . . . . . .  17

     8.1.  Required Prepayments . . . . . . . . . . . . . . . . . . . . . .  17
     8.2.  Optional Prepayments with Make-Whole Amount. . . . . . . . . . .  18
     8.3.  Allocation of Partial Prepayments. . . . . . . . . . . . . . . .  18
     8.4.  Maturity; Surrender, etc.  . . . . . . . . . . . . . . . . . . .  18
     8.5.  Purchase of Notes. . . . . . . . . . . . . . . . . . . . . . . .  18
     8.6.  Make-Whole Amount. . . . . . . . . . . . . . . . . . . . . . . .  19

9.   AFFIRMATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . .  20

     9.1.  Compliance with Law. . . . . . . . . . . . . . . . . . . . . . .  20
     9.2.  Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
     9.3.  Maintenance of Properties. . . . . . . . . . . . . . . . . . . .  21
     9.4.  Payment of Taxes and Claims. . . . . . . . . . . . . . . . . . .  21
     9.5.  Corporate Existence, etc.  . . . . . . . . . . . . . . . . . . .  21
     9.6.  Environmental and Safety Laws. . . . . . . . . . . . . . . . . .  22
     9.7.  Information Required by Rule 144A. . . . . . . . . . . . . . . .  22

10.  NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . .  22

     10.1. Related Party Transactions . . . . . . . . . . . . . . . . . . .  22
     10.2. Merger and Sale of Assets  . . . . . . . . . . . . . . . . . . .  23
     10.3. Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
     10.4. Financial Covenants  . . . . . . . . . . . . . . . . . . . . . .  26
     10.5. Limitation on Certain Investments  . . . . . . . . . . . . . . .  27
     10.6. Sale and Lease-back  . . . . . . . . . . . . . . . . . . . . . .  28
     10.7. Sale or Discount of Receivables  . . . . . . . . . . . . . . . .  28
     10.8. Subsidiary Restrictions  . . . . . . . . . . . . . . . . . . . .  28
     10.9. Restricted Leases  . . . . . . . . . . . . . . . . . . . . . . .  29

11.  EVENTS OF DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . .  29

12.  REMEDIES ON DEFAULT, ETC.  . . . . . . . . . . . . . . . . . . . . . .  31

     12.1. Acceleration . . . . . . . . . . . . . . . . . . . . . . . . . .  31
     12.2. Other Remedies . . . . . . . . . . . . . . . . . . . . . . . . .  32
     12.3. Rescission . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
     12.4. No Waivers or Election of Remedies, Expenses, etc. . . . . . . .  32

13.  REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES  . . . . . . . . . . . .  33

     13.1. Registration of Notes  . . . . . . . . . . . . . . . . . . . . .  33
     13.2. Transfer and Exchange of Notes . . . . . . . . . . . . . . . . .  33
     13.3. Replacement of Notes . . . . . . . . . . . . . . . . . . . . . .  34

14.  PAYMENTS ON NOTES  . . . . . . . . . . . . . . . . . . . . . . . . . .  34

     14.1. Place of Payment . . . . . . . . . . . . . . . . . . . . . . . .  34
     14.2. Home Office Payment  . . . . . . . . . . . . . . . . . . . . . .  34

15.  EXPENSES, ETC  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

     15.1. Transaction Expenses . . . . . . . . . . . . . . . . . . . . . .  35
     15.2. Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

16.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT . . . . .  35

17.  AMENDMENT AND WAIVER . . . . . . . . . . . . . . . . . . . . . . . . .  36

     17.1. Requirements . . . . . . . . . . . . . . . . . . . . . . . . . .  36
     17.2. Solicitation of Holders of Notes . . . . . . . . . . . . . . . .  36
     17.3. Binding Effect, etc. . . . . . . . . . . . . . . . . . . . . . .  37
     17.4. Notes held by Company, etc.  . . . . . . . . . . . . . . . . . .  37

18.  NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

19.  REPRODUCTION OF DOCUMENTS  . . . . . . . . . . . . . . . . . . . . . .  38

20.  CONFIDENTIAL INFORMATION . . . . . . . . . . . . . . . . . . . . . . .  38

21.  SUBSTITUTION OF PURCHASER  . . . . . . . . . . . . . . . . . . . . . .  39

22.  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

     22.1. Successors and Assigns . . . . . . . . . . . . . . . . . . . . .  39
     22.2. Payments Due on Non-Business Days  . . . . . . . . . . . . . . .  40
     22.3. Severability . . . . . . . . . . . . . . . . . . . . . . . . . .  40

     22.4. Construction . . . . . . . . . . . . . . . . . . . . . . . . . .  40
     22.5. Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . .  40
     22.6. Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . .  40


SCHEDULE A     --   INFORMATION RELATING TO PURCHASERS

SCHEDULE B     --   DEFINED TERMS

SCHEDULE 4.9   --   Changes in Corporate Structure

SCHEDULE 5.3   --   Disclosure Materials

SCHEDULE 5.4   --   Subsidiaries of the Company and
                         Ownership of Subsidiary Stock

SCHEDULE 5.14  --   Use of Proceeds

SCHEDULE 5.15  --   Existing Indebtedness

SCHEDULE 10.3  --   Existing Liens



EXHIBIT 1      --   Form of 7.92% Senior Note due September 1, 2006

EXHIBIT 4.4(a) --   Form of Opinion of Special Counsel for the Company

EXHIBIT 4.4(b) --   Form of Opinion of Special Counsel for the Purchasers

EXHIBIT 5      --   Form of Subordination Agreement

                         AMERON INTERNATIONAL CORPORATION
                           245 SOUTH LOS ROBLES AVENUE
                         PASADENA, CALIFORNIA  91101-2894

                 $50,000,000 7.92% Senior Notes due September 1, 2006



                                                                August 28, 1996


TO EACH OF THE PURCHASERS LISTED ON
    THE ATTACHED SIGNATURE PAGES:

Ladies and Gentlemen:

         Ameron International Corporation, a Delaware corporation (the "COMPANY"), agrees with you as follows:

1.  AUTHORIZATION OF NOTES.

         The Company will authorize the issue and sale of $50,000,000 aggregate principal amount of its 7.92% Senior Notes due September 1, 2006 (the "NOTES", such term to include any such notes issued in substitution therefor pursuant to
Section 13 of this Agreement or the Other Agreements (as hereinafter defined)). The Notes shall be substantially in the form set out in Exhibit 1, with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

2.  SALE AND PURCHASE OF NOTES.

         Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the "OTHER AGREEMENTS") identical with this Agreement with each of the other purchasers named in Schedule A (the "OTHER PURCHASERS"), providing for the sale at such Closing to each of the Other Purchasers of Notes in the principal amount specified opposite its name in Schedule A. Your obligation hereunder and the obligations of the Other Purchasers under the Other Agreements are several and not joint obligations and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or non-performance by any Other Purchaser thereunder.

3.  CLOSING.

         The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of O'Melveny & Myers LLP, 400 South Hope Street, Los Angeles, California 90071-2899, at 9:00 a.m., Los Angeles time, at a closing (the "CLOSING") on August 28, 1996 or on such other Business Day thereafter on or prior to August 29, 1996 as may be agreed upon by the Company and you and the Other Purchasers. At the Closing the Company will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $500,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to Bank of America, 1850 Gateway Blvd., Concord, California 94520, ABA No. 121000358, Account Name:
Ameron, Account Number: 1233650166. If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

4.  CONDITIONS TO CLOSING.

         Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

4.1.     REPRESENTATIONS AND WARRANTIES.

         The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

4.2.     PERFORMANCE; NO DEFAULT.

         The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14) no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since May 31, 1996 that would have been prohibited by Section 10 hereof had such Section applied since such date.

4.3.     COMPLIANCE CERTIFICATES.

         (a) OFFICER'S CERTIFICATE. The Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

         (b) SECRETARY'S CERTIFICATE. The Company shall have delivered to you a certificate of the Secretary of the Company certifying as to (i) the resolutions of the Board of Directors of the Company approving the transactions contemplated by this Agreement and the Notes and the execution, delivery and performance thereof, and authorizing the officers of the Company to execute and deliver this Agreement and the Notes in such form as they deem necessary and appropriate, and (ii) the signatures and incumbency of the officers of the Company executing this Agreement and the Notes.

4.4.     OPINIONS OF COUNSEL.

         You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (a) from Javier Solis, General Counsel for the Company, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you) and (b) from O'Melveny & Myers LLP, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as you may reasonably request.

4.5.     PURCHASE PERMITTED BY APPLICABLE LAW, ETC.

         On the date of the Closing your purchase of Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation G, T or X of the Board of Governors of the Federal Reserve System) and (iii) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

4.6.     SALE OF OTHER NOTES.

         Contemporaneously with the Closing the Company shall sell to the Other Purchasers and the Other Purchasers shall purchase the Notes to be purchased by them at the Closing as specified in Schedule A.

4.7.     PAYMENT OF SPECIAL COUNSEL FEES.

         Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of your special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

4.8.     PRIVATE PLACEMENT NUMBER.

         A Private Placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

4.9.     CHANGES IN CORPORATE STRUCTURE.

         Except as specified in Schedule 4.9, the Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Section 5.5.

4.10.    COMPANY DOCUMENTS.

         The Company shall have delivered to you the following, each dated the date of the Closing unless otherwise indicated:

         (a) copies of its Certificate of Incorporation, certified by the Secretary of State of the State of Delaware;

         (b) copies of the Bylaws of the Company, certified by the Secretary of the Company;

         (c) a good standing certificate from the Secretary of State of Delaware and each other state in which the Company has major operations or manufacturing facilities and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such states, each dated a recent date prior to the date of the Closing; and

         (d) such other documents or certificates as you may reasonably request.

4.11.    PROCEEDINGS AND DOCUMENTS.

         All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

5.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

          The Company represents and warrants to you that:

5.1.    ORGANIZATION; POWER AND AUTHORITY.

          The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Other Agreements and the Notes and to perform the provisions hereof and thereof.

5.2.    AUTHORIZATION, ETC.

          This Agreement and the Other Agreements and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3.    DISCLOSURE.

          Except as disclosed in Schedule 5.3, this Agreement, the documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in Section 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as expressly described in
Schedule 5.3, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Section 5.5, since November 30, 1995, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the other documents, certificates and other writings delivered to you by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

5.4.    ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES; AFFILIATES.

          (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary,
(ii) of the Company's Affiliates, other than Subsidiaries, and (iii) of the Company's directors and senior officers.

          (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

          (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

          (d) No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

5.5.    FINANCIAL STATEMENTS.

          The Company has delivered to each Purchaser copies of (i) audited financial statements of the Company and its Subsidiaries for the fiscal years ended in 1993, 1994 and 1995 and (ii) unaudited financial statements of the Company and its Subsidiaries for the fiscal quarter ended May 31, 1996 with figures in comparative form for the corresponding period in the preceding fiscal year. All such financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such

Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

5.6.    COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC.

          The execution, delivery and performance by the Company of this Agreement and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

5.7.    GOVERNMENTAL AUTHORIZATIONS, ETC.

          No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

5.8.    LITIGATION; OBSERVANCE OF AGREEMENTS, STATUTES AND ORDERS.

          (a) There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.9.    TAXES.

          The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended November 30, 1986.

5.10.   TITLE TO PROPERTY; LEASES.

          The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

5.11.   LICENSES, PERMITS, ETC.

          (a) The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.

          (b) To the best knowledge of the Company, no product of the Company infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person.

          (c) To the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

5.12.   COMPLIANCE WITH ERISA.

          (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

         (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "BENEFIT LIABILITIES" has the meaning specified in section 4001 of ERISA and the terms "CURRENT VALUE" and "PRESENT VALUE" have the meaning specified in section 3 of ERISA.

         (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

         (d) The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

         (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this
Section 5.12(e) is made in reliance upon and subject to (i) the accuracy of your representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you and (ii) the assumption, made solely for the purpose of making such representation, that Department of Labor Interpretive Bulletin 75-2 with respect to prohibited transactions remains valid in the circumstances of the transactions contemplated herein.

5.13.    PRIVATE OFFERING BY THE COMPANY.

         Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than you and the Other Purchasers, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

5.14.    USE OF PROCEEDS; MARGIN REGULATIONS.

         The Company will apply the proceeds of the sale of the Notes as set forth in Schedule 5.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board
(12 CFR 220). The Company and its Subsidiaries do not own any margin stock and the Company does not have any present intention of acquiring margin stock. As used in this Section, the terms "MARGIN STOCK" and "PURPOSE OF BUYING OR CARRYING" shall have the meanings assigned to them in said Regulation G.

5.15.    EXISTING DEBT; FUTURE LIENS.

         (a) Schedule 5.15 sets forth a complete and correct list of all outstanding Debt of the Company and its Subsidiaries as of the date of this Agreement. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company or such Subsidiary and no event or condition exists with respect to any Debt of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

         (b) Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien.

5.16.    FOREIGN ASSETS CONTROL REGULATIONS, ETC.

         Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

5.17.    STATUS UNDER CERTAIN STATUTES.

         Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

5.18.    ENVIRONMENTAL MATTERS.

         Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing,

              (a) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

              (b) neither the Company nor any of its Subsidiaries has stored, transported or disposed of any Hazardous Materials on or from any real properties now or formerly owned, leased or operated by any of them in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

              (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.


6.  REPRESENTATIONS OF THE PURCHASER.

6.1.     PURCHASE FOR INVESTMENT.

         You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, PROVIDED that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

6.2.     SOURCE OF FUNDS.

         You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

         (a) if you are an insurance company, the Source does not include assets allocated to any separate account maintained by you in which any employee benefit plan (or its related trust) has any interest, other than a separate account that is maintained solely in connection with your fixed contractual obligations under which the amounts payable, or credited, to such plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account; or

         (b) the Source is either (i) an insurance company pooled separate account, within the meaning of Prohibited Transaction Exemption ("PTE") 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

         (c) the Source is an insurance company general account in respect of which the reserves and liabilities for the general account contract(s) held by or on behalf of any Benefit Plan (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the "NAIC Annual Statement")) together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other Benefit Plans maintained by the same employer (or affiliate thereof as defined in Prohibited Transaction Class
    Exemption 95-60) or by the same employee organization (as defined by the NAIC Annual Statement) in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC
    Annual Statement filed with the state of domicile of the insurance company; or

         (d) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part
    I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (d); or

         (e)  the Source is a governmental plan; or

         (f) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (f); or

         (g) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms "EMPLOYEE BENEFIT PLAN", "GOVERNMENTAL PLAN", "PARTY IN INTEREST" and "SEPARATE ACCOUNT" shall have the respective meanings assigned to such terms in Section 3 of ERISA.


7.       INFORMATION AS TO COMPANY.

7.1.     FINANCIAL AND BUSINESS INFORMATION.

         The Company shall deliver to each holder of Notes that is an Institutional Investor:

         (a) QUARTERLY STATEMENTS -- as soon as practicable and in any event within 45 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidated statements of income, cash flows and stockholders' equity of the Company and its Restricted Subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidated balance sheet of the Company and its Restricted Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail, prepared in accordance with GAAP, satisfactory in form to the Required Holders and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments; PROVIDED, HOWEVER, that delivery pursuant to Section 7.1(d) below of copies of the Quarterly Report on Form 10-Q of the Company for such quarterly period filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a) if such Quarterly Report contains consolidated financial statements only with regard to the Company and its Restricted Subsidiaries;

         (b) ANNUAL STATEMENTS -- as soon as practicable and in any event within 90 days after the end of each fiscal year, consolidated statements of income, cash flows and stockholders' equity of the Company and its Restricted Subsidiaries for such year, and a consolidated balance sheet of the Company and its Restricted Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit, all in reasonable detail, prepared in accordance with GAAP, satisfactory in form to the Required Holders, and accompanied

              (i) by an opinion thereon of independent certified public accountants of recognized international standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

              (ii) a certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit)

    ; PROVIDED, HOWEVER, that delivery pursuant to Section 7.1(d) below of copies of the Annual Report on Form 10-K of the Company for such fiscal year filed with the Securities and Exchange Commission and Annual Report to Stockholders shall be deemed to satisfy the requirements of this Section 7.1(b) if such Annual Reports contain consolidated financial statements only with regard to the Company and its Restricted Subsidiaries;

         (c) RESTRICTED SUBSIDIARY FINANCIAL STATEMENTS -- promptly upon their becoming available, notice that the Company has, at its election, arranged for the preparation of any independently audited consolidated balance sheet and consolidated statements of income, cash flows and stockholders' equity of a Restricted Subsidiary for any fiscal year, and promptly following the Company's receipt from any holder of any Note of a written request for copies of any such financial statements, copies thereof together with any report thereon by the independent public accountants auditing such financial statements;

         (d) SEC AND OTHER REPORTS -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Restricted Subsidiary to public securities holders generally, (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Restricted Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Restricted Subsidiary to the public concerning developments that are Material, and (iii) each other report submitted to the Company or any Restricted Subsidiary that is a Significant Subsidiary by independent accountants in connection with any material special audit made by them of the books of the Company or any such Significant Subsidiary;

         (e) NOTICE OF DEFAULT OR EVENT OF DEFAULT -- promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

         (f) ERISA MATTERS -- promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

              (i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

              (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

              (iii)any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

         (g) NOTICES FROM GOVERNMENTAL AUTHORITY -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

         (h) REQUESTED INFORMATION -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

7.2.     OFFICER'S CERTIFICATE.

         Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

         (a) COVENANT COMPLIANCE -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 10.2(a)(i), 10.2(a)(ii), 10.3(i), 10.4, 10.5, 10.7 and 10.9 hereof during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

         (b) EVENT OF DEFAULT -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Restricted Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Restricted Subsidiary to comply with the provisions of any Environmental Laws where such non-compliance could reasonably be expected to result in a Material Adverse Effect), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

7.3.  INSPECTION.

           The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

           (a) NO DEFAULT -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Restricted Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Restricted Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

           (b) DEFAULT -- if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Restricted Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Restricted Subsidiaries), all at such times and as often as may be requested.

8.    PREPAYMENT OF THE NOTES.

8.1.  REQUIRED PREPAYMENTS.

           On September 1, 2001 and on each September 1 thereafter to and including September 1, 2005 the Company will prepay $8,333,333 principal amount (or such lesser principal amount as shall then be outstanding) of the Notes at par and without payment of the Make-Whole Amount or any premium, PROVIDED, that upon any partial prepayment of the Notes pursuant to Section 8.2, the principal amount of each required prepayment of the Notes becoming due under this Section 8.1 on and after the date of any such partial prepayment shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment or purchase.

8.2.  OPTIONAL PREPAYMENTS WITH MAKE-WHOLE AMOUNT.

           The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than $1,000,000 of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, PLUS the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this
Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

8.3.  ALLOCATION OF PARTIAL PREPAYMENTS.

           In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

8.4.  MATURITY; SURRENDER, ETC.

           In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.5.  PURCHASE OF NOTES.

           The Company will not and will not permit any Affiliate controlled directly or indirectly by the Company or any of its Subsidiaries to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate controlled directly or indirectly by the Company or any of its Subsidiaries pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

8.6.  MAKE-WHOLE AMOUNT.

           The term "MAKE-WHOLE AMOUNT" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, PROVIDED that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

           "CALLED PRINCIPAL" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

           "DISCOUNTED VALUE" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

           "REINVESTMENT YIELD" means, with respect to the Called Principal of any Note, 0.25% PLUS the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Access Service (or such other display as may replace Page 678 on Telerate Access Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the duration closest to and greater than the Remaining

      Average Life and (2) the actively traded U.S. Treasury security with the duration closest to and less than the Remaining Average Life.

           "REMAINING AVERAGE LIFE" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

           "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, PROVIDED that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

           "SETTLEMENT DATE" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

9.    AFFIRMATIVE COVENANTS.

           The Company covenants that so long as any of the Notes are outstanding:

9.1.  COMPLIANCE WITH LAW.

           The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.2.     INSURANCE.

         The Company will and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated and upon request of any holder of Notes, the Company will deliver an Officer's Certificate specifying the details of such insurance in effect at that time.

9.3.     MAINTENANCE OF PROPERTIES.

         The Company will and will cause each of its Restricted Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, PROVIDED that this Section shall not prevent the Company or any Restricted Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.4.     PAYMENT OF TAXES AND CLAIMS.

         The Company will and will cause each of its Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, PROVIDED that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

9.5.     CORPORATE EXISTENCE, ETC.

         The Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Section 10.2, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Restricted Subsidiaries

(unless merged into the Company or a Restricted Subsidiary) and all rights and franchises of the Company and its Restricted Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

9.6.     ENVIRONMENTAL AND SAFETY LAWS.

         The Company will, and will cause each Subsidiary to, deliver promptly to each holder of Notes any notice of (a) any material enforcement, cleanup, removal or other material governmental, regulatory or other actions instituted, completed or, to the Company's or such Subsidiary's best knowledge, threatened pursuant to any Environmental Laws; (b) all material Environmental Liabilities and Costs against or in respect of any Property, the Company or any Subsidiary; and (c) the Company's or any Subsidiary's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Property that such Company or Subsidiary has reason to believe could cause any Property or any material part thereof to be subject to any material restrictions on its ownership, occupancy, transferability or use under any Environmental Laws.

9.7.     INFORMATION REQUIRED BY RULE 144A.

         The Company will, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. For the purpose of this Section 9.7, the term "qualified institutional buyer" shall have the meaning specified in Rule 144A under the Securities Act, but shall not include any Person who is engaged in businesses of the type then being engaged in by the Company or any of its Subsidiaries.


10. NEGATIVE COVENANTS.

         The Company covenants that so long as any of the Notes are outstanding:

10.1.    RELATED PARTY TRANSACTIONS.

         The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly engage in any transaction, including the purchase, sale, exchange or other transfer of property or other assets or the rendering of any services, or otherwise deal with, any Shareholder or any other Affiliate of the Company (including Unrestricted Subsidiaries), except in the ordinary course of business and upon terms that are materially no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that might be obtained in an arm's-length transaction with an unrelated third party.

10.2.   MERGER AND SALE OF ASSETS.

         (a) The Company will not, and will not permit any Restricted Subsidiary to, merge with or into or consolidate with any other Person or sell, lease or transfer to any Person or otherwise dispose of assets, which together with all other assets sold, leased, transferred or otherwise disposed of (including deemed dispositions of assets as described in clause (b)(iii) of the definition of "Unrestricted Subsidiary" set forth in Schedule B) during (i) the immediately preceding 12 months, have an aggregate net book value exceeding 15% of Consolidated Tangible Assets (measured as at the fiscal quarter end immediately preceding such sale or disposition) or (ii) the period beginning on the date hereof and ending on the date of any such proposed sale or disposition, have an aggregate net book value exceeding 40% of Consolidated Tangible Assets (measured as at the fiscal quarter end immediately preceding such sale or disposition) and in each case, no Default or Event of Default would occur after giving effect thereto, except that:

         (A) any Restricted Subsidiary may merge with the Company (PROVIDED that the Company shall be the continuing or surviving corporation) or with any one or more wholly owned Restricted Subsidiaries organized in the United States;

         (B) any Restricted Subsidiary organized in the United States may sell, lease, transfer or otherwise dispose of any of its assets to the Company or to any wholly owned Restricted Subsidiary organized in the United States;

         (C) any Restricted Subsidiary organized outside the United States may sell, lease, transfer or otherwise dispose of any of its assets on arm's-length terms to the Company or to any wholly owned Restricted Subsidiary;

         (D) the Company may merge or consolidate with another Person so long as (1) the Company will be the surviving corporation and (2) immediately after such merger or consolidation and after giving effect thereto, no Event of Default or Default shall have occurred; and

         (E) the Company and any Restricted Subsidiary may engage in normal sales or other dispositions of (1) inventory and (2) vehicles or equipment with little or no remaining useful life in each case on arm's-length terms and otherwise in the ordinary course of business.

         (b) If the net amount of consideration received by the Company or any Restricted Subsidiary pursuant to any sale or other disposition of assets described in clauses (i) or (ii) of Section 10.2(a) is applied to the acquisition by the Company or such Restricted Subsidiary, within 180 days after such sale or disposition, of similar assets of the Company or such Restricted Subsidiary to be used in the ordinary course of business of the Company or such Restricted Subsidiary, then such sale or disposition shall not be deemed to be a sale or disposition of assets for the purpose of determining compliance with clauses (i) or (ii) of Section 10.2(a). Within 30 days of such acquisition of similar assets (or, if earlier, at the time an officer's compliance certificate is delivered pursuant to Sections 7.1(a) or (b)), the Company shall deliver to each holder of Notes an Officer's Certificate certifying in reasonable detail as to such acquisition of similar assets.

         (c) For purposes of determining compliance by the Company with the provisions of Section 10.2(a), sales or other dispositions of assets described in clauses (B), (C) and (E) of Section 10.2(a) are not included in making the calculations required for clauses (i) and (ii) of Section 10.2(a).

10.3.    LIENS.

         The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, assume or permit to exist at any time any Lien of any kind (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to Section 17) on or with respect to any of its property or assets, whether now owned or hereafter acquired, except

         (a) Liens for taxes not yet due or which are being actively contested in good faith by appropriate proceedings;

         (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due or being actively contested in good faith by appropriate proceedings;

         (c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business (i) in connection with workers' compensation, unemployment insurance and other types of social security or
    (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, performance bonds, purchase, construction or sales contracts and other similar obligations; PROVIDED, that in each case such Liens are not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property, and such Liens do not in the aggregate materially detract from the value of the Company's or any Restricted Subsidiary's property or assets or materially impair the use thereof in the operation of its business;

         (d) Liens on property or assets of a Restricted Subsidiary to secure obligations of such Restricted Subsidiary to the Company or a wholly-owned Restricted Subsidiary;

         (e)  Liens now or hereafter required by this Agreement;

         (f)  Liens existing on the date hereof as specified by the Company on
    Schedule 10.3 attached hereto; PROVIDED, HOWEVER, that all Debt secured by such Liens permitted by this Section 10.3(f) shall be permitted under
    Section 10.4(c);

         (g) any Lien created to secure all or any part of the purchase price, or to secure Debt incurred or assumed to pay all or any part of the purchase price, of property acquired by the Company or a Restricted Subsidiary after the date hereof; PROVIDED, HOWEVER, that (i) any such Lien shall be confined solely to the item or items of property so acquired and, if expressly required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property or which is real property being improved by such acquired property, (ii) the principal amount of the Debt secured by any such Lien shall (exclusive of capitalized interest that is treated as Debt for purposes of Sections 10.4(b) or (c)) at no time exceed an amount equal to 100% of the lesser of (a) the cost to the Company or such Restricted Subsidiary of the property so acquired and
    (b) the fair market value of such property (as determined in good faith by the Board of Directors of the Company) at the time of such acquisition,
    (iii) any such Lien shall be created within six months after, in the case of property, its acquisition, or, in the case of improvements, their completion and (iv) all Debt secured by Liens created or existing pursuant to this Section 10.3(g) shall be permitted under Section 10.4(c);

         (h) any Lien existing on property of a Person immediately prior to its being consolidated with or merged into the Company or a Restricted Subsidiary or its becoming a Restricted Subsidiary, or any Lien existing on any property acquired by the Company or any Restricted Subsidiary at the time of such acquisition (whether or not the Debt secured thereby shall have been assumed), PROVIDED, HOWEVER, that (i) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person's becoming a Restricted Subsidiary or such acquisition of property, (ii) each such Lien shall at all times be confined solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property and (iii) all Debt secured by Liens created or existing pursuant to this Section 10.3(h) shall be permitted under Section 10.4(c);

         (i) any other Liens securing Debt; PROVIDED, that all Debt secured by Liens created or existing pursuant to this Section 10.3(i) shall be permitted under Section 10.4(c); and

         (j) any Lien renewing, extending or refunding any Lien permitted by clauses (d), (e), (f), (g), (h) and (i) of this Section 10.3; PROVIDED, HOWEVER, that (i) the principal amount of Debt secured by such Lien immediately prior thereto is not increased, the maturity thereof is not shortened and such Lien is not extended to any other assets or property and
    (ii) all Debt secured by Liens created or existing pursuant to this Section 10.3(j) shall be permitted under Section 10.4(c).

         If, notwithstanding the prohibition contained herein, the Company shall create, incur, or suffer to be incurred or to exist any Lien upon any of its property or assets, or the property or assets of any of its Restricted Subsidiaries, whether now owned or hereafter acquired, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or permit any Restricted Subsidiary to acquire, any property or assets upon conditional sales agreements or other title retention devices, other than as permitted by the provisions of clauses
(a) through (j) of this Section 10.3, then at the request of the Required Holders, the Company shall make or cause to be made effective provision whereby the Notes will be secured equally and ratably with any and all other obligations thereby secured, such security to be pursuant to agreements reasonably satisfactory to the Required Holders and, in any such case, the Notes shall have the benefit, to the fullest extent that, and with such priority as, the holders of the Notes may be entitled under applicable law, of an equitable Lien on such property, and the holders of the Notes shall receive an opinion of nationally recognized independent counsel selected by the Company reasonably satisfactory to the Required Holders that the holders of the Notes are so secured. Such violation of this Section 10.3 will constitute an Event of Default, whether or not provision is made for an equal and ratable Lien pursuant to this Section 10.3.

10.4.    FINANCIAL COVENANTS.

         (a) CONSOLIDATED TANGIBLE NET WORTH REQUIREMENT. The Company will not, at any time, permit Consolidated Tangible Net Worth to be less than the sum of (i) $110,000,000, PLUS (ii) an aggregate amount equal to 25% of its Consolidated Net Earnings (but, in each case, only if a positive number) for each completed fiscal year beginning with the fiscal year ended November 30, 1996.

         (b) LIMITATION ON RATIO OF TOTAL DEBT TO TANGIBLE GROSS WORTH. The Company will not, at any time, permit the ratio of Total Debt to Tangible Gross Worth to exceed .60:1.00; PROVIDED, that (i) during the fiscal year beginning on December 1, 1997 and ending on November 30, 1998, there shall have been a period of at least 45 consecutive days during which the ratio of Total Debt to Tangible Gross Worth does not exceed .575:1.00, and (ii) during each subsequent fiscal year of the Company, there shall have been a period of at least 45 consecutive days during which the ratio of Total Debt to Tangible Gross Worth does not exceed .55:1.00.

         (c) LIMITATION ON CERTAIN DEBT. The Company will not, at any time, permit the sum (without duplication) of (i) Debt of Restricted Subsidiaries (including, without limitation, Debt resulting from any Guaranty by a Restricted Subsidiary of the obligations of the Company) PLUS (ii) Debt secured by Liens of the type described in Sections 10.3(f), (g), (h), (i) and (j), to exceed the greater of (a) $40,000,000 or (b) 20% of Consolidated Tangible Net Worth at such time.

         If any Restricted Subsidiary provides a Guaranty with respect to any Debt of the Company other than the Notes, the Company will cause such Restricted Subsidiary to provide a Guaranty with respect to the Notes equally and ratably with such other Guaranty for so long as such other Guaranty continues in effect; PROVIDED, that compliance with the foregoing sentence will not cure a breach of Section 10.4(c).

10.5.    LIMITATION ON CERTAIN INVESTMENTS.

         The Company will not, and will not permit any Restricted Subsidiary to, at any time, make or permit to remain outstanding any loan or advance to, or own, purchase or acquire stock, obligations or securities of, or any other interest in, or make or commit to make any capital contribution to, any Person, except that the Company and its Restricted Subsidiaries may:

         (a) permit to remain outstanding loans, investments and advances to or in the Affiliated Companies as shown on the Company's consolidated balance sheet at August 31, 1991;

         (b) make loans, investments and advances in and to Restricted Subsidiaries, including any investment in a corporation which, after giving effect to such investment, will become a Restricted Subsidiary;

         (c) make investments in any money market fund the aggregate asset value of which is at least $200,000,000, which is managed by a fund manager of recognized national standing, and the investment in which, in accordance with GAAP, is classified as a current asset on the balance sheet of the Company or a Restricted Subsidiary, as the case may be;

         (d) own, purchase or acquire direct obligations of the United States or any of its agencies or obligations fully guaranteed by the United States, PROVIDED THAT such obligations mature within two years from the date acquired;

         (e) own, purchase or acquire certificates of deposit which mature within one year from the date of purchase and are issued by any commercial bank or trust company (i) organized under the laws of the United States or any of its states, (ii) having consolidated capital, surplus and undivided profits aggregating at least $500,000,000 and (iii) whose senior debt securities are rated A or better by S&P or an equivalent rating from another nationally recognized credit rating agency;

         (f) own, purchase or acquire commercial paper given an "A-1" rating or better by S&P or an equivalent rating by another nationally recognized credit rating agency and maturing not more than 270 days from the date acquired;

         (g) make or permit to remain outstanding any other loans, advances or investments, including additional investments in Affiliated Companies or similar joint ventures or Unrestricted Subsidiaries, so long as the aggregate original cost of or expenditures for all such additional loans, advances or investments does not exceed at any time 15% of Consolidated Tangible Net Worth; PROVIDED, HOWEVER, that increases or decreases in the Company's or a Restricted Subsidiary's equity in an Affiliated Company resulting from such company's earnings or losses shall not be included in computing compliance with this clause (g); and

         (h) make investments in life insurance policies maintained for the benefit of members of its executive management.

10.6.    SALE AND LEASE-BACK.

         The Company will not, and will not permit any Restricted Subsidiary to, enter into any arrangement providing for the leasing by the Company or any Restricted Subsidiary of real or personal property which has been or is to be sold or transferred by the Company or any Restricted Subsidiary to a lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or rental obligations of the Company or any Restricted Subsidiary; PROVIDED, HOWEVER that the Company or any Restricted Subsidiary may enter into such sale/lease-back transactions (other than in respect of assets sold to the lessor by an Unrestricted Subsidiary) only if (a) the assets to be so sold may be sold in compliance with Section 10.2 (PROVIDED, HOWEVER, that compliance with Section 10.2 shall not be required with regard to assets (other than any assets acquired upon the application of any consideration received by the Company or any Restricted Subsidiary pursuant to a disposition of assets as described in Section 10.2(b)) if the sale-leaseback transaction occurs within 24 months of the date the property that is the subject of such sale/lease-back transaction is acquired, or in the case of improvements thereto, of the date completed, whichever event occurs later); and (b) the rental obligations payable pursuant to such leaseback are permitted under Section 10.8 (whether or not such lease is characterized as a "true lease" in accordance with GAAP).

10.7.    SALE OR DISCOUNT OF RECEIVABLES.

         The Company will not, and will not permit any Restricted Subsidiary to, sell with recourse, or discount or otherwise sell for less than the face value thereof, more than $5,000,000 original principal amount of its notes receivable or accounts receivable in any fiscal year; PROVIDED, HOWEVER, that the Company's foreign Restricted Subsidiaries may sell their accounts or notes receivable, so long as the discount applied does not exceed the net present value of the receivables sold for the period of time equal to the estimated collection period and using a discount factor no greater than prevailing market rates.

10.8.    SUBSIDIARY RESTRICTIONS.

         The Company will not, and will not permit any Restricted Subsidiary to, incur or permit to exist at any time any restriction on such Restricted Subsidiary's ability to make (a) any dividend payments or other distributions of cash, assets, properties, obligations or securities on account of any shares of any class of such Restricted Subsidiary's capital stock (other than restrictions on payments or distributions in connection with minority interests); or (b) any repurchases, redemptions, retirement or other acquisitions of such Restricted

Subsidiary's capital stock or the establishment of any sinking fund or other fund for any such purpose, to repay loans or advances, or to otherwise transfer property or other assets, to the Company or any Restricted Subsidiary that is a parent of such Restricted Subsidiary.

10.9.  RESTRICTED LEASES.

           The Company will not, and will not permit any Restricted Subsidiary to, incur or permit to exist at any time any obligation, direct or indirect, for rental payments under a Restricted Lease if, after giving effect thereto, the aggregate amount of all minimum noncancellable rental payments under Restricted Leases to which the Company and its Restricted Subsidiaries are parties or otherwise obligated exceeds for any fiscal year 6% of Consolidated Tangible Net Worth as at the end of the immediately preceding fiscal quarter.

11.    EVENTS OF DEFAULT.

           An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:

           (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

           (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

           (c) the Company defaults in the performance of or compliance with any term contained in Section 10; or

           (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs
       (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 11); or

           (e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

           (f) (i) the Company or any Restricted Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Debt beyond any period of grace provided with respect thereto, or (ii) the Company or any Restricted Subsidiary is in default in the performance of or compliance with any term of any evidence of any Debt or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared (or one or more Persons are entitled to declare such Debt to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests), (X) the Company or any Restricted Subsidiary has become obligated to purchase or repay Debt before its regular maturity or before its regularly scheduled dates of payment, or (Y) one or more Persons have the right to require the Company or any Restricted Subsidiary so to purchase or repay such Debt; provided that the aggregate outstanding principal amount of all Debt referred to in clauses (i) through (iii), inclusive, is at least $5,000,000; or

           (g) the Company or any Restricted Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

           (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Restricted Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Restricted Subsidiaries, or any such petition shall be filed against the Company or any of its Restricted Subsidiaries and such petition shall not be dismissed within 60 days; or

           (i) a final judgment or judgments for the payment of money aggregating in excess of $5,000,000 are rendered against one or more of the Company and its Restricted Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

           (j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $5,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through
      (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Section 11(j), the terms "EMPLOYEE BENEFIT PLAN" and "EMPLOYEE WELFARE BENEFIT PLAN" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

12.   REMEDIES ON DEFAULT, ETC.

12.1. ACCELERATION.

         (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

         (b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 51% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

         (c)  If any Event of Default described in paragraph (a) or (b) of
Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

         Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, PLUS (X) all accrued and unpaid interest thereon and (Y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

12.2.  OTHER REMEDIES.

         If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

12.3.  RESCISSION.

         At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of not less than 51% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

12.4.  NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC.

         No course of dealing and no delay on the part of any holder of any
Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

13.      REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

13.1.    REGISTRATION OF NOTES.

         The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

13.2.    TRANSFER AND EXCHANGE OF NOTES.

         Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $500,000, PROVIDED that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $500,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

13.3.    REPLACEMENT OF NOTES.

         Upon receipt by the Company of evidence reasonably satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

         (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (PROVIDED that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $100,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

         (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14.      PAYMENTS ON NOTES.

14.1.    PLACE OF PAYMENT.

         Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in the State of California at the principal office of the Company in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

14.2.    HOME OFFICE PAYMENT.

         So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2.
The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2.

15.      EXPENSES, ETC.

15.1.    TRANSACTION EXPENSES.

         Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

15.2.    SURVIVAL.

         The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

16.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

         All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

17.      AMENDMENT AND WAIVER.

17.1.    REQUIREMENTS.

         This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

17.2.    SOLICITATION OF HOLDERS OF NOTES.

         (a) SOLICITATION. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

         (b) PAYMENT. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security d

is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

17.3.    BINDING EFFECT, ETC.

         Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "THIS AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

17.4.    NOTES HELD BY COMPANY, ETC.

         Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Restricted Subsidiaries and Affiliates shall be deemed not to be outstanding.

18.      NOTICES.

         All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

         (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

         (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

         (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.


19.      REPRODUCTION OF DOCUMENTS.

         This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20.      CONFIDENTIAL INFORMATION.

         For the purposes of this Section 20, "CONFIDENTIAL INFORMATION" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, PROVIDED that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to you under Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, PROVIDED that you may deliver or disclose Confidential Information to (i) your directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20,
(iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20),
(v) any

Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over you, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you,
(X) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

21.      SUBSTITUTION OF PURCHASER.

         You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

22.      MISCELLANEOUS.

22.1.    SUCCESSORS AND ASSIGNS.

         All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

22.2.    PAYMENTS DUE ON NON-BUSINESS DAYS.

         Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

22.3.    SEVERABILITY.

         Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

22.4.    CONSTRUCTION.

         Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

22.5.    COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

22.6.    GOVERNING LAW.

         This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of California excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                *    *    *    *    *

         If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                       Very truly yours,

                                       AMERON INTERNATIONAL CORPORATION


                                       By:  _________________________________
                                       Title:  ______________________________


                                       By:  _________________________________
                                       Title:  ______________________________

The foregoing is hereby
agreed to as of the
date thereof.

THE PRUDENTIAL INSURANCE
COMPANY OF AMERICA


By:  _________________________________
Title:  ______________________________

The foregoing is hereby
agreed to as of the
date thereof.

SUNAMERICA LIFE INSURANCE COMPANY


By:  _________________________________
Title:  ______________________________

The foregoing is hereby
agreed to as of the
date thereof.

ANCHOR NATIONAL LIFE INSURANCE COMPANY


By:  _________________________________
Title:  ______________________________

The foregoing is hereby
agreed to as of the
date thereof.

FORD LIFE INSURANCE COMPANY


By:  _________________________________
Title:  ______________________________

The foregoing is hereby
agreed to as of the
date thereof.

FIRST SUNAMERICA LIFE INSURANCE COMPANY


By:  _________________________________
Title:  ______________________________

                                                                   SCHEDULE A

                          INFORMATION RELATING TO PURCHASERS


                                 Aggregate Principal Amount        Note
Name and Address of Purchaser     of Notes to be Purchased    Denomination(s)
-----------------------------    --------------------------   ---------------
THE PRUDENTIAL INSURANCE               $35,000,000              $35,000,000
COMPANY OF AMERICA

(1) All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

     Account No. 050-54-526
     Morgan Guaranty Trust Company of New York
     23 Wall Street
     New York, New York  10015
     (ABA No.: 021-000-238)

     Each such wire transfer shall set forth the name of the Company, a reference to "7.92% Senior Notes due September 1, 2006, Security No. !INV5447!", and the due date and application (as among principal, interest and Yield-Maintenance Amount) of the payment being made.

(2)  Address for notices relating to payments:

     The Prudential Insurance Company of America
     c/o Prudential Capital Group
     Gateway Center Three
     100 Mulberry Street
     Newark, New Jersey  07102

     Attention:     Manager, Investment
                    Operations Group
     Telephone:     (201) 802-5260
     Telecopy:      (201) 802-8055

                                           1
                                       Schedule A

(3)  Address for all other communications and notices:

     The Prudential Insurance Company of America
     c/o Prudential Capital Group-Corporate
     Four Embarcadero Center
     Suite 2700
     San Francisco, CA  94111

     Attention:     Managing Director
     Telecopy:      (415) 296-7237


(4)  Recipient of telephonic prepayment notices:

     Manager, Investment Structure and Pricing
     Telephone:     (201) 802-6660
     Telecopy:      (201) 802-9425

(5)  Tax Identification No.:  22-1211670



SUNAMERICA LIFE INSURANCE              $4,000,000               $4,000,000
COMPANY

(1) All payments on or in respect of the Notes shall be by wire transfer of Federal or other immediately available funds to:

     Bankers Trust Company
     ABA# 021-001-033
     Account #99-911-145
     For further credit to acct. #099530
     Ref: Ameron International Corporation
     PPN#    ,P$    ,I$

                                           2
                                       Schedule A

(2)  Address for all notices in respect of payment:

     SunAmerica Investments
     1 SunAmerica Center
     Los Angeles, CA  90067-6022
     Attn: Investment Accounting, 36th floor
     Telephone: 310-772-6342
     Fax: 310-772-6596

(3)  Address for all other communications:

     SunAmerica Corporate Finance
     1 SunAmerica Center
     Los Angeles, CA  90067-6022
     Attn: John Lapham
     Telephone: 310-772-6822
     Fax: 310-772-6078

(4)  Please issue notes in the nominee name
     "OKGBD & CO."
     Tax ID# 13-3020293
     Tax ID# for SunAmerica Life Insurance
     Company: 52-0502540

(5)  Physical Delivery Instructions:

     Bankers Trust Company
     14 Wall Street
     New York, NY  10005
     4th floor, Window 44
     Account #099530

(6)  DTC PARTICIPATION
     Participation #0903
     Agent I.D. # 20903
     Institution ID # 26540
     Ref: SunAmerica Life Insurance
            Company
     Account # 099530

                                           3
                                       Schedule A

ANCHOR NATIONAL LIFE INSURANCE         $4,000,000               $4,000,000
COMPANY


(1) All payments on or in respect of the Notes shall be by wire transfer of Federal or other immediately available funds to:

     Bankers Trust Company
     ABA# 021-001-033
     Account# 99-911-145
     For further credit to acct. #099527
     Ref: Ameron International Corporation
     PPN#   ,P$   ,I$

(2)  Address for all notices in respect of payment:

     SunAmerica Investments
     1 SunAmerica Center
     Los Angeles, CA  90067-6022
     Attn: Investment Accounting, 36th floor
     Telephone: 310-772-6342
     Fax: 310-772-6576

(3)  Address for all other communications:

     SunAmerica Corporate Finance
     1 SunAmerica Center
     Los Angeles, CA  90067-6022
     Attn: John Lapham
     Telephone: 310-772-6822
     Fax: 310-772-6078

(4)  Please issue notes in the nominee name
     "OKGBD & CO."
     Tax ID# 13-3020293
     Tax ID# for Anchor National Life
     Insurance Company: 86-0198983

                                           4
                                       Schedule A

(5)  Physical Delivery Instructions:

     Bankers Trust Company
     14 Wall Street
     New York, NY  10005
     4th floor, Window 44
     Account #099527

(6)  DTC Participant #0903
     Agent Bank ID # 20903
     Institution ID# 26540
     Ref: Anchor National/MAIN
     Account # 099527




FORD LIFE INSURANCE COMPANY                      $5,000,000          $5,000,000

(1)  All payments on or in respect of the
     Notes shall be by wire transfer of Federal or other immediately available funds to:

     Bankers Trust Company
     ABA# 021-001-033
     Account# 99-911-145
     For further credit to acct. #099546
     Ref: Ameron International Corporation
     PPN#   ,P$   ,I$

(2)  Address for all notices in respect of
     payment:

     SunAmerica Investments
     1 SunAmerica Center
     Los Angeles, CA  90067-6022
     Attn: Investment Accounting, 36th floor
     Telephone: 310-772-6342
     Fax: 310-772-6596

                                      5
                                  Schedule A

(3)  Address for all other communications:

     SunAmerica Corporate Finance
     1 SunAmerica Center
     Los Angeles, CA  90067-6022
     Attn: John Lapham
     Telephone: 310-772-6822
     Fax: 310-772-6078

(4)  Please issue notes in the nominee name
     "OKGBD & CO."
     Tax ID# 13-3020293
     Tax ID# for Ford Life Insurance
     Company:  38-1803868

(5)  Physical Delivery Instructions:

     Bankers Trust Company
     14 Wall Street
     New York, NY  10005
     4th Floor, Window 44
     Account #099546



FIRST SUNAMERICA LIFE INSURANCE COMPANY          $2,000,000          $2,000,000

(1)  All payments on or in respect of the
     Notes shall be by wire transfer of Federal or other immediately available funds to:

     Bankers Trust Company
     ABA# 021-001-033
     Account# 99-911-145
     For further credit to acct. #099537
     Ref: Ameron International Corporation
     PPN#   ,P$   ,I$

                                      6
                                  Schedule A

(2)  Address for all notices in respect of
     payment:

     SunAmerica Investments
     1 SunAmerica Center
     Los Angeles, CA  90067-6022
     Attn: Investment Accounting, 36th floor
     Telephone: 310-772-6342
     Fax: 310-772-6596

(3)  Address for all other communications:

     SunAmerica Corporate Finance
     1 SunAmerica Center
     Los Angeles, CA  90067-6022
     Attn: John Lapham
     Telephone: 310-772-6822
     Fax: 310-772-6078

(4)  Please issue notes in the nominee name
     "OKGBD & CO."
     Tax ID# 13-3020293
     Tax ID# for First SunAmerica Life
     Insurance Company:  06-0992729

(5)  Physical Delivery Instructions:

     Bankers Trust Company
     14 Wall Street
     New York, NY  10005
     4th Floor, Window 44
     Account #099537

                                      7
                                  Schedule A

                                                                      SCHEDULE B

                                    DEFINED TERMS


          Unless otherwise specified herein or in the Note Purchase Agreement to which this Schedule B is attached, all accounting terms used herein and in the Note Purchase Agreement shall be interpreted, and all accounting determinations hereunder shall be made, in accordance with GAAP. As used in the Note Purchase Agreement, the following terms have the respective meanings set forth below or set forth in the Section of the Note Purchase Agreement following such term:

          "AFFILIATE" means, at any time, and with respect to any Person, (a) any other Person (other than a Restricted Subsidiary) that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

          "AFFILIATED COMPANIES" shall mean those Persons listed as "Affiliated Companies" on Schedule 5.4 to the Note Purchase Agreement.

          "BUSINESS DAY" means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in Los Angeles, California or New York, New York are required or authorized to be closed.

          "CAPITAL LEASE" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

          "CAPITALIZED LEASE OBLIGATIONS" shall mean any rental obligation which, under GAAP, is or will be required to be capitalized on the books of the Company or any Restricted Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

          "CLOSING" is defined in Section 3.


                                       1
                                   Schedule B

          "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

          "COMPANY" means Ameron International Corporation, a Delaware corporation.

          "CONFIDENTIAL INFORMATION"  is defined in Section 20.

          "CONSOLIDATED CURRENT DEBT" means, without duplication, (a) any obligation for borrowed money and any notes payable and drafts accepted representing extensions of credit (other than trade and taxes payables) payable on demand or within a period of one year from the date of the creation thereof (including seasonal lines of credit, but excluding revolving lines of credit with maturities in excess of one year or with options to renew final maturities more than one year beyond the date of creation, which debt shall be treated as Funded Debt) of the Company and its Restricted Subsidiaries, (b) Off-Balance Sheet Current Debt, (c) any Guaranty of the Company or any Restricted Subsidiary with respect to liabilities of a type described in clauses (a) or (b) above and
(d) all modifications, renewals and extensions of the foregoing that do not extend the final, non-renewable maturity of such indebtedness beyond one year from the date of creation, all on a consolidated basis.

          "CONSOLIDATED FUNDED DEBT" means, without duplication, (a) any obligation of the Company or any Restricted Subsidiary (including the Notes and other obligations evidenced by notes, bonds, debentures or similar written instruments) payable more than one year from the date of creation thereof (or which is renewable or extendable at the option of the obligor for a period of more than one year from the date of creation), (b) all indebtedness of the Company or any Restricted Subsidiary having a maturity of less than one year, PROVIDED that such indebtedness is incurred pursuant to revolving credit arrangements or other financing commitments with a final, non-extendable maturity more than one year from the date of creation thereof, (c) Capitalized Lease Obligations of the Company or any Restricted Subsidiary, (d) Off-Balance Sheet Funded Debt, (e) obligations secured by a Lien on, or payable out of the proceeds of production from, property of the Company or any Restricted Subsidiary whether or not such obligation shall be assumed by the Company or such Restricted Subsidiary, (f) any Guaranty of the Company or any Restricted Subsidiary with respect to liabilities of a type described in clauses (a), (b),
(c), (d) or (e) above, and (g) all renewals and extensions of any of the foregoing, all on a consolidated basis.

          "CONSOLIDATED NET EARNINGS" shall mean consolidated gross revenues of the Company and its Restricted Subsidiaries less all costs, rebates, returns, allowances, adjustments, discounts, expenses and other proper charges (including current and deferred taxes on income, provisions for taxes on unremitted foreign earnings that are included in gross revenues and current additions to reserves), determined in accordance with GAAP. Consolidated Net Earnings shall not include
(a) extraordinary gains or losses, (b) gains or losses resulting from the sale or other disposition of capital assets (other than vehicles and office equipment and other equipment sold in the normal course of businesses); (c)


                                       2
                                   Schedule B
undistributed earnings of any Person (including any Affiliated Company) which is not a Restricted Subsidiary; (d) gains or losses arising from changes in accounting principles; (e) gains or loses arising from the write-up or write-down of assets; (f) any undistributed earnings of any Restricted Subsidiary, to the extent that the declaration or payment of dividends or other share distributions, share repurchases or redemptions or repayment of intracompany loans or advances by such Restricted Subsidiary is restricted by charter document, agreement, law or otherwise; (g) any gain from the collection of proceeds from insurance policies; (h) any gain from the acquisition of securities or the retirement or extinguishment of Debt and (i) any gains, losses or undistributed earnings of any Unrestricted Subsidiary.

          "CONSOLIDATED TANGIBLE ASSETS" shall mean the net book value of all assets of the Company and its Restricted Subsidiaries on a consolidated basis, net of (a) the net book value of all Intangibles; (b) all reserves relating to such assets; and (c) any write-up in the carrying values of such assets, all determined in accordance with GAAP.

          "CONSOLIDATED TANGIBLE NET WORTH" shall mean all items that in accordance with GAAP would be included in the stockholders' or shareholders' equity portion of the consolidated balance sheet of the Company and its Restricted Subsidiaries, including capital stock of any class (net of treasury stock), capital surplus and retained earnings, less (a) the net book value of all Intangibles and (b) minority interests.

          "CURRENT DEBT", as to any Person, has the same meaning as Consolidated Current Debt (treating such Person as the Company).

          "DEBT" means Consolidated Current Debt and Consolidated Funded Debt.

          "DEFAULT" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

          "DEFAULT RATE" means that rate of interest that is the greater of
(i) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 2% over the rate of interest publicly announced by Morgan Guaranty Trust Company of New York, as its "base" or "prime" rate.

          "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

          "ENVIRONMENTAL LIABILITIES AND COSTS" means, as to any Person, all liabilities, obligations, responsibilities, remedial actions, losses, damages, punitive damages, consequential damages, treble damages, contribution, cost recovery, costs and expenses


                                       3
                                   Schedule B

(including all fees, disbursements and expenses of counsel, expert and consulting fees, and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, permit, order or agreement with any Federal, state or local governmental authority or other Person, arising from environmental, health or safety conditions, or the release or threatened release of any contaminant, pollutant or Hazardous Materials into the environment, resulting from the operations of such person or its subsidiaries, or breach of any Environmental Laws or for which such Person or its subsidiaries is otherwise liable or responsible.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

          "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

          "EVENT OF DEFAULT" is defined in Section 11.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "FUNDED DEBT", as to any Person, has the same meaning as "Consolidated Funded Debt" (treating such Person as the Company).

          "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

          "GOVERNMENTAL AUTHORITY"  means

          (a)  the government of

               (i) the United States of America or any State or other political subdivision thereof, or

               (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

          (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

          "GUARANTY" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend


                                       4
                                   Schedule B
or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

          (a) to purchase such indebtedness or obligation or any property constituting security therefor;

          (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balanc e sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

          (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

          (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

          "HAZARDOUS MATERIAL" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polycholorinated biphenyls).

          "HOLDER" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to
Section 13.1.

          "INCLUDING" means, unless the context clearly requires otherwise, "including, without limitation."

          "INSTITUTIONAL INVESTOR" means (a) any original purchaser of a Note or any Affiliate thereof, (b) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.


                                       5
                                   Schedule B

          "INTANGIBLES" means any Intellectual Properties (including any amounts, however designated, representing the cost of acquisition of business and investments in excess of the book value thereof), unamortized debt discount and expense, deferred research and development costs, any write-up of asset value after November 30, 1995 and any other assets treated as intangible assets under GAAP.

          "INTELLECTUAL PROPERTIES" means any material patents, patent applications, copyrights, copyright applications, trade secrets, trade names and trademarks, technologies, methods, processes or other proprietary properties or information.

          "LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

          "MAKE-WHOLE AMOUNT" is defined in Section 8.6.

          "MATERIAL" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Restricted Subsidiaries taken as a whole.

          "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Restricted Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or
(c) the validity or enforceability of this Agreement or the Notes.

          "MULTIEMPLOYER PLAN" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

          "NOTES" is defined in Section 1.

          "OFF-BALANCE SHEET CURRENT DEBT" means all Current Debt of any partnership or joint venture of which the Company or any Subsidiary is a general partner or joint venturer, recourse with respect to which may be had against the Company or any Restricted Subsidiary or any of their respective assets.

          "OFF-BALANCE SHEET FUNDED DEBT" means all Funded Debt of any partnership or joint venture of which the Company or any Subsidiary is a general partner or joint venturer, recourse with respect to which may be had against the Company or any Restricted Subsidiary or any of their respective assets.


                                       6
                                   Schedule B

          "OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

          "OTHER AGREEMENTS" is defined in Section 2.

          "OTHER PURCHASERS" is defined in Section 2.

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

          "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

          "PLAN" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

          "PROPERTY" or "PROPERTIES" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

          "PROPERTY" means all real property owned or leased by the Company or any of its Restricted Subsidiaries and all personal property located thereon.

          "QPAM EXEMPTION" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

          "REQUIRED HOLDERS" means, at any time, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company, any Restricted Subsidiary or any of their Affiliates).

          "RESPONSIBLE OFFICER" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this agreement.

          "RESTRICTED LEASE" means any lease for real property other than a Capitalized Lease Obligation with an initial lease term (as defined under GAAP) (or a term that is extendable or renewable at either party's option for a total lease term) of three years or more from the date of creation thereof.


                                       7
                                   Schedule B

          "RESTRICTED SUBSIDIARY" means, at any time, any Subsidiary of the Company which is not then designated an Unrestricted Subsidiary by the Board of Directors of the Company.

          "S&P" means Standard & Poors Ratings Group, a division of McGraw Hill, Inc. and any successor thereto.

          "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

          "SENIOR FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

          "SHAREHOLDER" shall mean any record or beneficial holder of 5% or more of any class of the Company's capital stock. For purposes of making this computation, all warrants, rights, options, convertible securities and other rights to purchase or acquire a class of Company capital stock shall be deemed to be exercised.

          "SIGNIFICANT SUBSIDIARY" shall mean any Subsidiary with total assets
(a) with a net book value in excess of 20% of Consolidated Tangible Assets as at the end of the immediately preceding fiscal quarter or (b) that generated in excess of 20% of Consolidated Net Earnings before interest and income taxes for any of the three most recently ended fiscal years.

          "SUBSIDIARY" means, as to any Person, any corporation more than 50% of the total combined voting power of all classes of Voting Stock of which is, at the time as of which any determination is being made, owned by such Person either directly or through such Person's Subsidiaries. Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.


          "TANGIBLE GROSS WORTH" means, as of any date of determination, (a) the total amount of shareholders' equity of the Company PLUS (b) Total Debt MINUS
(c) the net book value of any Intangibles that are booked subsequent to the date of the Closing other than in connection with the acquisition by the Company of the assets of Devoe Coatings from Grow Group Incorporated and Gliden Company pursuant to a Master Purchase Agreement dated as of August 7, 1996.

          "TOTAL DEBT" means the total of all Debt of the Company and its Restricted Subsidiaries; PROVIDED, that any Debt owing by the Company to a Restricted Subsidiary shall be included in Total Debt unless such Debt is subordinated to the Notes pursuant to a Subordination Agreement in the form of
Exhibit 5 attached hereto.

          "UNRESTRICTED SUBSIDIARY" shall mean each Subsidiary of the Company which is so designated by the Board of Directors of the Company; PROVIDED, HOWEVER, that no such designation shall be effective unless (a) at the time of such designation, such Subsidiary does


                                       8
                                   Schedule B
not own any shares of capital stock or Debt of the Company or any other Restricted Subsidiary which is not simultaneously being designated an Unrestricted Subsidiary, (b) immediately after giving effect to such designation, and after deducting from all covenant calculations made in respect of the immediately preceding four fiscal quarters the assets, liabilities, revenues and costs attributable to such Subsidiary (i) no Default or Event of Default would either occur and be continuing or would have occurred at any time during the immediately preceding four fiscal quarters; (ii) the Company would be permitted to make the investment in such Subsidiary resulting from such designation in compliance with Section 10.5(g); and (iii) such designation is treated at the time of designation and at all times thereafter as a sale of assets for purposes of Section 10.2 and the Company would be permitted to make such asset sale in compliance with such Section. Any Subsidiary which has been designated as an Unrestricted Subsidiary pursuant to the preceding sentence may, at any time thereafter, be redesignated as a Restricted Subsidiary by resolution of the Board of Directors of the Company (a certified copy of which shall promptly be delivered to each holder of the Notes) if, immediately after giving effect to such redesignation and all other simultaneous designations and redesignations, if any, of other Subsidiaries pursuant to this definition, no Default or Event of Default shall exist. Any Subsidiary which has been redesignated as a Restricted Subsidiary as provided in the preceding sentence of this definition may not thereafter be designated or redesignated as an Unrestricted Subsidiary.

          "VOTING STOCK" means, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).


                                       9
                                   Schedule B

                                                                       EXHIBIT 1

                      [FORM OF 7.92% SENIOR NOTE DUE 2006]


                        AMERON INTERNATIONAL CORPORATION

                    7.92% SENIOR NOTE DUE SEPTEMBER 1, 2006

No. [_____]                                                               [Date]
$[_______]                                                           PPN[_______
_______]

          FOR VALUE RECEIVED, the undersigned, AMERON INTERNATIONAL CORPORATION (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [_______________], or registered assigns, the principal sum of [_______________] DOLLARS on September 1, 2006, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 7.92% per annum from the date hereof, payable semiannually, on the 1st day of September and March in each year, commencing with March 1, 1997, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 9.92% or (ii) 2% over the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York, New York as its "base" or "prime" rate.

          Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America in the State of California at the principal office of the Company in such jurisdiction or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

          This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to separate Note Purchase Agreements, dated as of August 28, 1996 (as from time to time amended, the "Note Purchase Agreements"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreements.

          This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or


                                       1
                                   Exhibit 1
accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

          The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreements. This
Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

          If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

          This Note shall be construed and enforced in accordance with the law of the State of California excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                        AMERON INTERNATIONAL CORPORATION


                                        By: _________________________
                                        Title: _____________________


                                        By: _________________________
                                        Title: _____________________


                                       2
                                   Exhibit 1

                                                                  EXHIBIT 4.4(a)

                           FORM OF OPINION OF COUNSEL
                                 TO THE COMPANY


          1. The Company has been duly incorporated and is validly existing in good standing under the laws of the State of Delaware and is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary.

          2. Each Restricted Subsidiary has been duly incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation and is duly licensed or qualified and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary.

          3. The Company has the corporate power to execute and deliver the Note Purchase Agreements, to issue and sell the Notes and to perform its obligations set forth in each of the Note Purchase Agreements and the Notes.

          4. The execution, delivery and performance of each of the Note Purchase Agreements and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and each of the Note Purchase Agreements and the Notes has been duly executed and delivered by the Company.

          5. The Note Purchase Agreements and the Notes constitute the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

          6. The Company's execution and delivery of, and performance of its obligations under the Note Purchase Agreements and the Notes do not and will not
(i) violate the Company's Certificate of Incorporation or Bylaws, (ii) violate, breach or result in a default under any existing obligation of or restriction on the Company under any other agreement, instrument or indenture, (iii) breach or otherwise violate any existing obligation of or restriction on the Company under any order, judgment or decree of any California or federal court or governmental authority binding on the Company, or (iv) violate any California or federal statute or any provision of the Delaware General Corporation Law.


                                       1
                                 Exhibit 4.4(a)

          7. No order, consent, permit or approval of any California or federal governmental authority is required on the part of the Company to issue and sell the Notes or for the execution and delivery of, and performance of its obligations under, the Note Purchase Agreements.

          8. There is no action, suit or proceeding pending against or threatened against or affecting the Company or any Restricted Subsidiary before any court, governmental or regulatory authority or arbitrator, which if adversely determined would question, either individually or collectively, the validity of the Note Purchase Agreements or the Notes, or any of the transactions contemplated thereby.

          9. Assuming the accuracy of (i) the Company's representations in the first sentence of Section 5.13 of the Note Purchase Agreements and (ii) your representations in Section 6.1 of the Note Purchase Agreements, it is not necessary in connection with the execution and delivery of the Notes under the circumstances contemplated by the Note Purchase Agreements to register the Notes under the Securities Act of 1933, as amended, or to qualify an indenture in respect thereof under the Trust Indenture Act of 1939, as amended.

          10. Neither the extension of credit nor the use of proceeds provided in the Note Purchase Agreements will violate Regulations G, T or X of the Board of Governors of the Federal Reserve System.

          11. The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.


                                       2
                                 Exhibit 4.4(a)

                                                                  EXHIBIT 4.4(b)

                          FORM OF OPINION OF SPECIAL COUNSEL
                                  TO THE PURCHASERS


          1. The Company has been duly incorporated and is validly existing in good standing under the laws of the State of Delaware.

          2. The Company has the corporate power to execute and deliver the Note Purchase Agreements, to issue and sell the Notes and to perform its obligations set forth in each of the Note Purchase Agreements and the Notes.

          3. The execution, delivery and performance of each of the Note Purchase Agreements and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and each of the Note Purchase Agreements and the Notes has been duly executed and delivered by the Company.

          4. The Note Purchase Agreements and the Notes constitute the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

          5. Assuming the accuracy of (i) the Company's representations in the first sentence of Section 5.13 of the Note Purchase Agreements and (ii) your representations in Section 6.1 of the Note Purchase Agreements, it is not necessary in connection with the execution and delivery of the Notes under the circumstances contemplated by the Note Purchase Agreements to register the Notes under the Securities Act of 1933, as amended, or to qualify an indenture in respect thereof under the Trust Indenture Act of 1939, as amended.

          6. Neither the extension of credit nor the use of proceeds provided in the Note Purchase Agreements will violate Regulations G, T or X of the Board of Governors of the Federal Reserve System.

          7.   The opinion of [           ], counsel for the Company, is
satisfactory in scope and form to us, and we believe you are justified in relying on such opinion.

                                                                       EXHIBIT 5

                           FORM OF SUBORDINATION AGREEMENT

                               SUBORDINATION AGREEMENT


     SUBORDINATION AGREEMENT ("AGREEMENT") dated              , made by AMERON
INTERNATIONAL CORPORATION, a Delaware corporation (the "COMPANY"), AND [NAME OF
RESTRICTED SUBSIDIARY OF COMPANY], a                    corporation (the
"SUBORDINATED CREDITOR"), in favor of each of the Holders, as defined below.


                                       RECITALS

          A. Certain financial institutions (the "PURCHASERS") have entered into separate Note Purchase Agreements dated August 28, 1996 with the Company (as they may from time to time hereafter be amended or modified, collectively, the "NOTE PURCHASE AGREEMENTS"). The Purchasers, together with their assigns, transferees and successors, are collectively referred to herein as the "HOLDERS". Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Note Purchase Agreements.

          B. The Company may from time to time become indebted to the Subordinated Creditor in the ordinary course of its business. All indebtedness and other obligations of the Company to the Subordinated Creditor now or hereafter existing, interest thereon and any fees, expenses and other amounts payable are hereinafter referred to as the "SUBORDINATED DEBT".


                                      AGREEMENT

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1.  AGREEMENT TO SUBORDINATE.

          The Subordinated Creditor, for itself and its successors and assigns, hereby agrees and covenants that, to the extent set forth herein and on the terms and conditions set forth herein, the Subordinated Debt is and shall be subordinate in right of payment to the prior indefeasible payment in full in cash of all obligations of the Company now or hereafter existing under the Note Purchase Agreements and the Notes, whether for principal, interest, Make-Whole Amount, fees, expenses or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of


                                      1
                                   Exhibit 5
the Bankruptcy Code, 11 U.S.C. Section 362(a)) (all such obligations being, collectively, the "OBLIGATIONS").

     Section 2.  INSOLVENCY.

          (a) Upon any payment or distribution of assets of the Company or the estate created by the commencement of any Insolvency Proceeding (defined below), of any kind or character, whether in cash, securities or other property, the Holders shall first be entitled to receive payment in full of all Obligations in cash before the Subordinated Creditor shall be entitled to receive any payment or distribution on account of the Subordinated Debt. "INSOLVENCY PROCEEDING" means any dissolution, winding up, liquidation, arrangement, reorganization, adjustment, protection, relief or composition of the Company or its debts, whether voluntary or involuntary, in any bankruptcy, insolvency, arrangement, reorganization, receivership, relief or other similar case or proceeding under any federal or state bankruptcy or similar law or upon an assignment for the benefit of creditors, any other marshaling of the assets and liabilities of the Company or otherwise.

          (b) Upon the occurrence of any Insolvency Proceeding, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities to which the Subordinated Creditor would be entitled, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, directly to the Holders for application to the payment in full in cash of all Obligations after giving effect to any concurrent payment or distribution to the Holders.

     Section 3.  PAYMENT OF SUBORDINATED DEBT.

          Nothing in this Agreement is intended to or shall impair, as between the Company and the Subordinated Creditor, the obligation of the Company, which is absolute and unconditional, to pay all principal, interest and other amounts payable with respect to the Subordinated Debt.

     Section 4.  PROHIBITED PAYMENTS.

          The Company agrees that it will not make any payment of any of the Subordinated Debt, or take any other action, in contravention of the provisions of this Agreement. All payments or distributions upon or with respect to the Subordinated Debt which are received by the Subordinated Creditor contrary to the provisions of this Agreement shall be received in trust for the benefit of the Holders, shall be segregated from other funds and property held by the Subordinated Creditor and shall be forthwith paid over to the Holders in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to, or held as collateral (in the case of non-cash property or

                                       2
                                   Exhibit 5
securities) for, the payment or prepayment of the Obligations in accordance with the terms of the Note Purchase Agreements.

     Section 5.  AMENDMENTS, ETC.

          No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Subordinated Creditor or the Company herefrom shall in any event be effective unless the same shall be in writing and signed by the Required Holders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     Section 6.  EXPENSES.

          The Subordinated Creditor and the Company jointly and severally agree upon demand to pay to the Holders the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts or agents, which any Holder may incur in connection with the exercise or enforcement of any of the rights of the Holders hereunder or the failure by the Subordinated Creditor or the Company to perform or observe any of the provisions hereof.

     Section 7.  ADDRESSES FOR NOTICES.

          All notices and other communications provided for hereunder shall be in writing (including telecopier) and mailed, telecopied or delivered, (i) if to the Subordinated Creditor, to such Subordinated Creditor c/o the Company at its address specified in the Note Purchase Agreements; and (ii) if to the Company or any Holder, at their respective addresses specified in the Note Purchase Agreements, or as to each party, at such other address as shall be designated by such party in a written notice to each other party. All such notices and other communications shall, when mailed, be effective when deposited in the mails, when telecopied, be effective when sent and electronic confirmation of receipt received, or when delivered, respectively.

     Section 8.  NO WAIVER; REMEDIES.

          No failure on the part of any Holder to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof. No single or partial exercise of any right hereunder shall preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     Section 9. CONTINUING AGREEMENT; ASSIGNMENTS UNDER THE NOTE PURCHASE AGREEMENT.

          This Agreement is a continuing agreement and shall (i) remain in full force and effect until the payment in full of the Obligations, (ii) be binding upon the Subordinated


                                     3
                                  Exhibit 5

Creditor, the Company and their respective successors and assigns, and (iii) inure to the benefit of, and be enforceable by the Holders and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), any Holder may assign or otherwise transfer all or any portion of its rights and obligations under the applicable Note Purchase Agreement (including, without limitation, all or any portion of any Note held by it) to any other person or entity, and such other person or entity shall thereupon become vested with all rights in respect thereof granted to such Holder herein or otherwise, subject.

     Section 10.  GOVERNING LAW.

          This Agreement shall be governed by, and construed in accordance with, the laws of the State of California excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

     Section 11.  WAIVER OF JURY TRIAL.

          Each party hereto, and each of the Holders by their acceptance of the benefits hereof, irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the transactions contemplated hereby.


                      [remainder of page is intentionally blank]
















                                      4
                                  Exhibit 5

     IN WITNESS WHEREOF, the Subordinated Creditor and the Company each has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.


                              [NAME OF RESTRICTED SUBSIDIARY]

                              By:
                                  --------------------------
                              Name:
                                    ------------------------
                              Title:
                                     -----------------------



                              AMERON INTERNATIONAL CORPORATION

                              By:
                                  --------------------------
                              Name:
                                    ------------------------
                              Title:
                                     -----------------------



                              By:
                                  --------------------------
                              Name:
                                    ------------------------
                              Title:
                                     -----------------------



                                        5
                                    Exhibit 5